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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 7 to Registration Statement No. 333-86919 of Quintus Corporation on Form S-1 of our report dated June 18, 1999 (November 10, 1999 as to Note 15), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated June 18, 1999 relating to the financial statement schedule appearing elsewhere in this Registration Statement.


     We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/  Deloitte & Touche LLP

San Jose, California
November 10, 1999